UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

EXCHANGE LISTED FUNDS TRUST

(Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4)	Date Filed:

January 3, 2022

NOTICE OF ADJOURNMENT

WE NEED YOUR HELP

Dear Valued Shareholder,

Over the next few days, you will be receiving a notice via regular mail to cast your vote at the shareholder meeting for your Fund. Due to a lack of shareholder participation, the meeting was adjourned until January 24. The mailing will come from AST, the Funds’ proxy solicitation firm.

As described in your materials, the proposal to be acted upon is the election of two Independent Trustees to the Trust’s Board – Ms. Linda Petrone and Mr. Stuart Strauss to replace David Mahle who is retiring. The Fund needs your participation to hold the shareholder meeting.

Please follow the voting instructions contained in the written notice as soon as you receive it.

Thank you for your help!

Respectfully,

/s/ Garrett Stevens
J. Garrett Stevens
President, Exchange Listed Funds Trust

EXCHANGE LISTED FUNDS TRUST 10900 Hefner Pointe Drive, Suite 400 Oklahoma City, Oklahoma 73120

NOTICE OF ADJOURNMENT

WE NEED YOUR HELP

December 22, 2021

Dear Shareholder,

Today the joint special meeting of shareholders of Exchange Listed Funds Trust was adjourned until January 24, 2022 to provide shareholders in the Trust who have yet to cast their proxy vote with more time to do so. Our records indicate that you still have not cast your proxy voting instructions. It is important that we receive your response so that we may proceed with the important business of the Trust.

PLEASE take a moment to cast your vote TODAY.

As discussed in more detail in the proxy materials previously sent to you, shareholders will be asked to elect two Trustees to each Trust’s Board – Ms. Linda Petrone and Mr. Stuart Strauss. Ms. Petrone has served as a Trustee to each Trust since October 17, 2019. Mr. Strauss has served as a Trustee to Exchange Traded Concepts Trust since January 1, 2021. We now ask that you vote to elect Ms. Petrone and Mr. Strauss as Trustees for each Trust. Each Trust’s Board recommends that you vote “FOR” the proposal.

For more information, please refer to the proxy statement, which can be found at vote.proxyonline.com/ vote.proxyonline.com/etc/docs/2021trustees.pdf. If you have any proxy related questions, or would like to cast your proxy vote by phone, please call (800) 330-4627 for assistance. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern time. We very much appreciate your attention to this matter.

Sincerely,

/s/ Garrett Stevens
J. Garrett Stevens
Trustee and President, Exchange Traded Concepts, LLC
President, Exchange Listed Funds Trust

Four convenient voting methods…

1. Vote by Phone with a Representative: You may cast your vote by telephone with a proxy representative by calling toll-free (800) 330-4627. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern time.

2. Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

3. Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

4. Vote by mail: You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

NOBO

EXCHANGE LISTED FUNDS TRUST 10900 Hefner Pointe Drive, Suite 400 Oklahoma City, Oklahoma 73120

NOTICE OF ADJOURNMENT

WE NEED YOUR HELP

December 22, 2021

Dear Shareholder,

Today the joint special meeting of shareholders of Exchange Listed Funds Trust was adjourned until January 24, 2022 to provide shareholders in the Trust who have yet to cast their proxy vote with more time to do so. Our records indicate that you still have not cast your proxy voting instructions. It is important that we receive your response so that we may proceed with the important business of the Trust.

PLEASE take a moment to cast your vote TODAY.

As discussed in more detail in the proxy materials previously sent to you, shareholders will be asked to elect two Trustees to each Trust’s Board – Ms. Linda Petrone and Mr. Stuart Strauss. Ms. Petrone has served as a Trustee to each Trust since October 17, 2019. Mr. Strauss has served as a Trustee to Exchange Traded Concepts Trust since January 1, 2021. We now ask that you vote to elect Ms. Petrone and Mr. Strauss as Trustees for each Trust. Each Trust’s Board recommends that you vote “FOR” the proposal.

For more information, please refer to the proxy statement, which can be found at vote.proxyonline.com/ vote.proxyonline.com/etc/docs/2021trustees.pdf. If you have any proxy related questions, please call (800) 330-4627 for assistance. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern time. We very much appreciate your attention to this matter.

Sincerely,

/s/ Garrett Stevens
J. Garrett Stevens
Trustee and President, Exchange Traded Concepts, LLC
President, Exchange Listed Funds Trust

Three convenient voting methods…

1. Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

2. Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

3. Vote by mail: You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

OBO